SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:
    |_|  Preliminary Proxy Statement             |_|  Confidential, for Use of
                                                      the Commission Only (as
                                                      permitted by
                                                      Rule 14a-6(e)(2))
    |_|  Definitive Proxy Statement
    |_|  Definitive Additional Materials
    |X|  Soliciting Material Pursuant to Rule 14a-12


                            DEXTER CORPORATION
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              (Name of Registrant as Specified In Its Charter)


                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    |X| No fee required.

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (a) Title of each class of securities to which transaction applies:

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         (b) Aggregate number of securities to which transaction applies:

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         (c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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         (d) Proposed maximum aggregate value of transaction:

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         (e) Total Fee paid:

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    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:_______________________________________
         (2)   Form, Schedule or Registration Statement No.:_________________
         (3)   Filing Party: ________________________________________________
         (4)   Date Filed: __________________________________________________

                As filed with the Commission on May 31, 2000



Contact:


Kathleen Burdett
John Thompson
Dexter Corporation
860.292.7675
  or
Lawrence A. Rand
Michael Freitag
Kekst and Company
212.521.4800


FOR IMMEDIATE RELEASE

Dexter Corporation Wins Summary Judgment Against ISP's Board
Packing Shareholder Proposals

WINDSOR LOCKS, CONNECTICUT, May 31, 2000 - Dexter Corporation (NYSE:DEX) announced today that the Connecticut Federal District Court had granted it's motion for summary judgment declaring International Specialty Products Inc.'s (NYSE:ISP) shareholder proposals seeking to expand the size of the Dexter Board of Directors and to elect a majority of the Board illegal under the Dexter certificate of incorporation and Connecticut law. The Court's opinion states that "ISP's current board expansion proposal impinges on the Board's Charter-given authority to determine the number of directorships within each class, and, if successful, would contravene applicable Connecticut law."

Dexter said that it was very pleased with the Court's decision and welcomes the clarity that can finally be brought to the matters that its stockholders will be voting on at its annual meeting. Dexter also said that it expects to mail definitive proxy materials to its stockholders shortly.



Any statements in this press release that are not historical facts are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those stated in such statements. These and other risks are detailed in the Company's filings with the Securities and Exchange Commission.

Dexter Corporation is a global specialty materials supplier with three operating segments: life sciences, nonwovens, and specialty polymers. The company supplies specialty materials to the aerospace, electronics, food packaging, and medical markets.

                   Special Materials for Special Effects

                                   *****


Information regarding persons who may be considered "participants" in the solicitation of proxies from Dexter shareholders can be found in Dexter's preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission. Investors and security holders are advised to read the definitive proxy statement that will be filed by Dexter relating to Dexter's 2000 annual meeting, when it becomes available, because it will contain important information. Security holders may obtain a free copy of the definitive proxy statement (when available) and the preliminary proxy statement on Schedule 14A containing the participant information referred to above and other documents filed by Dexter with the Commission at the Commission's web site at www.sec.gov. The definitive proxy statement, the
Schedule 14A containing the participant information and such other documents may also be obtained for free from Dexter Corporation by directing such request to: Dexter Corporation, One Elm Street, Windsor Locks, Connecticut 06096, Attention: Investor Relations, (860) 292-7675. Copies can also be obtained from: Mackenzie Partners, Inc., 156 Fifth Avenue, New York, NY 10010, telephone: 800.322.2885, facsimile:
212.929.0308 or proxy@mackenziepartners.com.

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